UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2005

RUTH’S CHRIS STEAK HOUSE, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51485 (Commission File Number)	72-1060618 (IRS Employer Identification No.)

500 International Parkway, Suite 100, Heathrow, Florida 32746

(Address of Principal executive offices, including Zip Code)

(407) 333-7440

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement.

Item 9.01 Financial Statements and Exhibits

SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.

On October 31, 2005, the Board of Directors of Ruth’s Chris Steak House, Inc. (the “Company”), upon the recommendation of the Compensation Committee of the Board of Directors, and the Board of Directors of RCSH Management Inc., a subsidiary of the Company (the “Subsidiary”), each adopted nonqualified deferred compensation plans (the “Deferred Compensation Plans”), each of which complies with the deferred compensation rules set forth in Section 409A of the Internal Revenue Code. The purpose of the Deferred Compensation Plans is to provide a select group of management or highly-compensated employees of the Company and the Subsidiary with an opportunity to defer the receipt of a portion of their annual compensation and to assist the Company and its affiliates in attracting, retaining and motivating employees of high caliber and experience. Employees holding the following executive titles with the Company and the Subsidiary have been selected as eligible employees and invited to participate in the applicable Deferred Compensation Plan: Regional Vice President; Vice President; Senior Vice President; Executive Vice President; and President. The Company and the Subsidiary will not make independent contributions to the Deferred Compensation Plans. A copy of the form of the Deferred Compensation Plan is attached hereto as Exhibit 10.1 and the Adoption Agreements for each of the plans are attached hereto as Exhibits 10.2 and 10.3.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

10.1 Form of Nonqualified Deferred Compensation Plan

10.2 Form of Adoption Agreement entered into between the Company and Fidelity Management Trust Company.

10.3 Form of Adoption Agreement entered into between the Subsidiary and Fidelity Management Trust Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUTH’S CHRIS STEAK HOUSE, INC.

Date: November 2, 2005	/s/ Thomas J. Pennison, Jr.
Name: Thomas J. Pennison, Jr. Title: Senior Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Nonqualified Deferred Compensation Plan

10.2	Form of Adoption Agreement entered into between the Company and Fidelity Management Trust Company

10.3	Form of Adoption Agreement entered into between the Subsidiary and Fidelity Management Trust Company